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                                                                    EXHIBIT 99.3

                             Amendment No. 3 to the
                           ABM INDUSTRIES INCORPORATED
                        1985 Employee Stock Purchase Plan
                         (December 19, 1995 Restatement)


         ABM INDUSTRIES INCORPORATED, having established the ABM Industries Incorporated 1985 Employee Stock Purchase Plan (the "Plan"), and having amended and restated the Plan effective as of December 19, 1995, hereby amends the second sentence of the Plan, effective as of March 16, 1999 as follows:

         An aggregate of 7,400,000 stock may be issued under the Plan (the "Shares").

         IN WITNESS WHEREOF, ABM INDUSTRIES INCORPORATED, by its duly authorized officer, has executed this Amendment No. 3 on the date indicated below.

                                       ABM INDUSTRIES INCORPORATED


Dated: March 16, 1999                  By: /s/ Lorraine P. O'Hara
                                           ------------------------------------
                                           Title:  Assistant Secretary